JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Sequenom, Inc. and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: April 5, 2006        ComVest Investment Partners II LLC

                               By: ComVest II Partners, LLC, its managing member

                               By: /s/Michael S. Falk
                                   ---------------------------------------------
                                   Name:  Michael S. Falk
                                   Title: Managing Member


Dated:  April 5, 2006       ComVest II Partners, LLC

                               By: /s/Michael S. Falk
                                   ---------------------------------------------
                                   Name:  Michael S. Falk
                                   Title: Managing Member


Dated:  April 5, 2006       Commonwealth Associates Group Holdings, LLC

                               By: /s/Michael S. Falk
                                   ---------------------------------------------
                                   Name:  Michael S. Falk
                                   Title: Chairman and Managing Member


Dated:  April 5, 2006              /s/Michael S. Falk
                                   ---------------------------------------------
                                   Michael S. Falk, individually


Dated:  April 5, 2006              /s/Robert L. Priddy
                                   ---------------------------------------------
                                   Robert L. Priddy, individually